                                                                     EXHIBIT 2.2

JOHN WALSHE MURRAY (074823)
ROBERT A. FRANKLIN (091653)                                   FILED
D0RIS A. KAELIN (162069)
MURRAY & MURRAY                                            JUN 30 2003
A Professional Corporation
19330 Stevens Creek Boulevard                                 CLERK
Cupertino, CA 95014-2526                          United States Bankruptcy Court
(650) 852-9000/(408) 907-9200                          San Jose, California
Facsimile: (650) 852-9244

Attorneys for Debtor

BROOKS & RAUB
A Professional Corporation
David S. Caplan (074219)
721 Colorado Avenue, Suite 101
Palo Alto, CA 94303-3913
Telephone: (650) 321-1400
Facsimile: (650) 321-1450

Attorneys for Committee of
Equity Security Holders

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re:                                          )
                                                )
CALICO COMMERCE, INC., a Delaware               )
corporation, fka Calico Technology, Inc., a     )
California corporation; fka ConnectInc.com,     )   Case No. 01-56101-MSJ
Co., a Delaware corporation, fka Connect,       )
Inc., a Delaware corporation; fka First Floor   )
Software, Inc., a California corporation;       )         Chapter 11
                                                )
                          Debtor.               )
                                                )
                                                )
Employer's Tax ID No. 77-0373344                )
                                                )
________________________________________________)

                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                             (DATED JUNE 30, 2003)

                                   EXHIBIT A

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                TABLE OF CONTENTS

PRELIMINARY STATEMENT ...................................................................................    1

ARTICLE I

         DEFINITIONS ....................................................................................    2

ARTICLE II

         DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS..................................................   13

         2.1      Class 1 (Priority Claims)..............................................................   13
         2.2      Class 2 (Secured Claims) ......... ...................................................    13
         2.3      Class 3 (Unsecured Claims) ............................................................   13
         2.4      Class 4 (Holders of Common Stock)......................................................   14
         2.5      Class 5 (Option Holders) ..............................................................   14
         2.6      Class 6 (Warrant Holders) .............................................................   14
         2.7      Class 7 (Securities Claims) ...........................................................   14
         2.8      Class 8 (Calico Director and Officer IPO Claims) ......................................   14
         2.9      Class 9 (Other Calico Director and Officer Claims) ....................................   14

ARTICLE III

         CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED
         UNDER THE PLAN..................................................................................   15

         3.1      Class 1 Priority Claims................................................................   15

ARTICLE IV

         TREATMENT OF UNCLASSIFIED CLAIMS....................................... ........................   15

         4.1      Allowed Administrative Claims..........................................................   15
         4.2      Tax Claims.............................................................................   15

ARTICLE V

         TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
         THAT ARE IMPAIRED UNDER THE PLAN................................................................   16

         5.1      Class 2 Claims (Secured Creditors) ....................................................   16
         5.2      Class 3 Claims (Unsecured Creditors) .................................................    16
         5.3      Class 4 Interests (Holder of Common Stock) ............................................   16
         5.4      Class 5 Interests (Holders of Options to Acquire Any Equity
                  Security of the Debtor) ...............................................................   16
         5.5      Class 6 Interests (Holders of Warrants and/or Other Rights to Acquire
                  Any Equity Security of the Debtor Other Than Options) .................................   17
         5.6      Class 7 Claims (Securities Claims).....................................................   17

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

         5.7      Class 8 Claims (Calico Director and Officer IPO Claims) ...............................   17
         5.8      Class 9 (Other Calico Director and Officer Claims) ....................................   18

 ARTICLE VI

         MEANS FOR IMPLEMENTATION OF THE PLAN ...........................................................   19

         6.1      Distributions..........................................................................   19
                  6.1.6    Distribution Addresses .......................................................   22
                  6.1.7    De Minimis Distributions .....................................................   22
                  6.1.8    Donation of Excess Cash ......................................................   23
                  6.1.9    Withholding Taxes ............................................................   23
         6.2      Conditions to Confirmation ............................................................   23
         6.3      Conditions to the Effective Date ......................................................   24
         6.4      Waiver of Conditions to Confirmation ..................................................   24
         6.5      Waiver of Conditions to the Effective Date.............................................   24
         6.6      Responsible Person ....................................................................   24
         6.7      Disbursing Agent ......................................................................   25
         6.8      Unclaimed Distributions ...............................................................   25
         6.9      Amendment of Reorganized Debtor's Articles of Incorporation ...........................   25
         6.10     Revestment ............................................................................   26
         6.11     Tax Returns and Payments ..............................................................   26
         6.12     Termination of Employee Benefit Plans.......................................... .......   26
         6.13     Dissolution of Corporate Entities... ..................................................   26
         6.14     Further Orders........................................................................    27
         6.15     Insurance Policies....................................................................    27
         6.16     Post-Confirmation Employment of Personnel ............................................    27
         6.17     Post-Confirmation Compensation and Reimbursement of Professionals .....................   28
         6.18     Equity Committee.......................................................................   29
         6.19     Post-Confirmation Reports, Fees and Final Decree ......................................   29
                  6.19.1 U.S. Trustee Fees ..............................................................   29
                  6.19.2 Post-Confirmation Reports ......................................................   29
                  6.19.3 Final Decree....................................................................   30
ARTICLE VII

         EXECUTORY CONTRACTS AND UNEXPIRED LEASES .......................................................   30

         7.1      Treatment of Executory Contracts and Unexpired Leases..................................   30
         7.2      Assumption of Executory Contracts and Unexpired Leases ................................   30
         7.3      Effect of Assumption of Executory Contracts and Unexpired Leases.......................   30
         7.4      Adding & Removing Executory Contracts and Unexpired Leases.............................   30
         7.5      Defaults...............................................................................   30
         7.6      Rejection of Executory Contracts and Unexpired Leases..................................   31
         7.7      Rejection Claims.......................................................................   31

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

ARTICLE VIII

         PROOFS OF CLAIM AND INTEREST; OBJECTIONS........................................................   31

         8.1      Time for Filing Proofs of Claim and Interest...........................................   31
         8.2      Evidence of Claim or Interest..........................................................   31
         8.3      Amendments to Claims...................................................................   32
         8.4      Time for Filing Objections.............................................................   32
         8.5      Who May File Objections To Claims and Interests .......................................   32
         8.6      Disputed Claims and Interests Resolution Procedures....................................   32
         8.7      Disputed Claims and Interests Reserve .................................................   32
         8.8      Distributions..........................................................................   33

ARTICLE IX

         DEFAULT.........................................................................................   33

ARTICLE X

         RESERVATION OF POWERS...........................................................................   34

ARTICLE XI

         PRESERVATION OF CLAIMS AND RIGHTS ..............................................................   34

ARTICLE XII

         WAIVER .........................................................................................   35

ARTICLE XIII

         REQUEST FOR CONFIRMATION .......................................................................   35

ARTICLE XIV

         MODIFICATION OF THE PLAN .......................................................................   36

ARTICLE XV

         RETENTION OF JURISDICTION ......................................................................   36

ARTICLE XVI

         EFFECT OF ORDER OF CONFIRMATION.................................................................   37

         16.1     Binding Effect of Plan.. ..............................................................   37
         16.2     Full Satisfaction of Claims and Interests..............................................   37

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

ARTICLE XVII

         MISCELLANEOUS ..................................................................................   37

         17.1     Headings...............................................................................   37
         17.2     Singular/Plural........................................................................   37
         17.3     Gender.................................................................................   37
         17.4     Exhibits ..............................................................................   37
         17.5     Notices ...............................................................................   37
         17.6     Reservation of Rights..................................................................   38
         17.7     Computation of Time Periods............................................................   39

         EXHIBIT "A" EXECUTORY CONTRACTS TO BE ASSUMED UNDER THE PLAN ...................................   41

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                TABLE OF EXHIBITS

Exhibit A - Executory Contracts To Be Assumed Under the Plan

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                              PRELIMINARY STATEMENT

         Calico Commerce, Inc., a Delaware corporation ("Calico," the "Debtor" or the "Company") and the Official Committee of Equity Security Holders appointed in this case (the "Equity Committee") propose this plan of reorganization (the "Plan") pursuant to the provisions of Chapter 11 of the Bankruptcy Code.

         This Plan sets forth the Debtor's and Equity Committee's proposal for the satisfaction of certain Allowed Claims against the Debtor, the subordination and satisfaction of certain other Allowed Claims, and the Distribution thereafter of all remaining assets Pro Rata to the shareholders If Calico. With the Plan, Creditors and Equity Security Holders will receive a ballot for voting on the Plan, and the DISCLOSURE STATEMENT FOR JOINT PLAN (Dated June 30, 2003) (the "Disclosure Statement") that provides information concerning Calico and the Plan. The Disclosure Statement includes a summary of Calico's assets and liabilities, a summary of what the holders of Allowed Claims and Allowed Interests will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for Confirmation (approval) of the Plan. You should thoroughly review both the Plan and the Disclosure Statement before deciding whether you will accept or reject the Plan.

         As more fully described in the Disclosure Statement, the Plan must be accepted by the requisite number of Creditors and Equity Security Holders, and the Bankruptcy Court must find that the Plan meets the applicable legal standards before it can be confirmed. If the Plan is not confirmed, the Bankruptcy Court may order the Bankruptcy Case dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code, or the Debtor or other parties in interest may propose a different plan.

         CREDITORS AND EQUITY SECURITY HOLDERS WISHING TO VOTE ON THE PLAN SHOULD COMPLETE THE BALLOT PROVIDED AND RETURN IT NO LATER

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

THAN 5:00 O'CLOCK P.M., PACIFIC DAYLIGHT TIME, ON AUGUST 7, 2003 TO:

IF  BY MAIL:
                           POORMAN-DOUGLAS CORPORATION
                          Attn: Calico Commerce Ballots
                                   PO Box 4390
                             Portland, OR 97208-4390

IF BY OVERNIGHT OR HAND DELIVERY:

                           POORMAN-DOUGLAS CORPORATION
                          Attn: Calico Commerce Ballots
                               10300 SW Allen Blvd
                               Beaverton, OR 97005

IF BY FACSIMILE TRANSMISSION:

                           POORMAN-DOUGLAS CORPORATION
                                 1-503-350-5230

IF YOUR BALLOT IS NOT RECEIVED AT THE ABOVE ADDRESS BY 5:00 O'CLOCK P.M., PACIFIC DAYLIGHT TIME, ON AUGUST 7, 2003, IT MAY NOT BE CONSIDERED. BALLOTS THAT ARE RETURNED BUT NOT PROPERLY EXECUTED WILL NOT BE CONSIDERED. BALLOTS THAT ARE EXECUTED BUT WHICH FAIL TO INDICATE EITHER ACCEPTANCE OR REJECTION OF THE PLAN WILL BE CONSIDERED AS ACCEPTING THE PLAN.

                                    ARTICLE I

                                   DEFINITIONS

         As used in the Plan, the following terms shall have the respective meanings specified below:

         1.1 "ADMINISTRATIVE CLAIM" means a Claim for any cost or expense of administration of a kind specified in Section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Bankruptcy Estate incurred on or after the Petition Date and through and including the Confirmation Date, any cure amounts that must be paid in connection with the assumption of any executory contract or unexpired lease of the Debtor under Section 365 of the Bankruptcy Code, fees due to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6), and compensation for legal or other services and reimbursement of expenses allowed by

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code or otherwise.

         1.2 "ADMINISTRATIVE CLAIMS BAR DATE" means that date which is thirty (30) days following the date of the notice of entry of the Order of Confirmation.

         1.3 "ALLOWED" OR "ALLOWED AMOUNT" means the amount in which any Claim or Interest is allowed. Unless otherwise expressly required by the Bankruptcy Code or the Plan, the Allowed Amount of any Claim does not include interest on such Claim from or after the Petition Date.

         1.4 "ALLOWED ADMINISTRATIVE CLAIM" means all or any portion of an Administrative Claim that has either been Allowed by a Final Order or has not been objected to within the time period established by the Plan or by an order of the Bankruptcy Court.

         1.5 "ALLOWED CLAIM" means a Claim (a) which is an Allowed Claim pursuant to the terms of the Plan; (b) in respect to which a Proof of Claim has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; (c) as to which no Proof of Claim has been filed and which has been listed on Schedule D, E or F of the Debtor's Schedules and is not listed as disputed, contingent, unliquidated or unknown as to amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (d) which is Allowed by a Final Order of the Bankruptcy Court. No Claim shall be considered an Allowed Claim if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.

         1.6 "ALLOWED INTEREST" means, subject to the proviso below, the Interest of an Equity Security Holder (a) which is an Allowed Interest pursuant to the terms of the Plan; (b) in respect to which a Proof of Interest has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (c) which has been listed on the Debtor's List of Equity Security Holders filed with the Bankruptcy Court pursuant to

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Bankruptcy Rule 1007(a)(3), as may be amended (the "List of Equity Security Holders"), and is not listed as disputed, contingent, unliquidated or unknown as to class or amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; provided, however, that Allowed Interests shall be determined as of, and limited to, Interests owned by Equity Security Holders on the Record Date pursuant to Section 2.4 below. No Interest shall be considered an Allowed Interest if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.

         1.7 "ALLOWED SECURED CLAIM" means an Allowed Claim secured by a Lien, security interest, or other charge against or interest in property in which the Debtor has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value (as specified in the Plan, or if no value is specified, as determined in accordance with Section 506(a) of the Bankruptcy Code) of the interest of a holder of such Allowed Claim in the Debtor's interest in such property or to the extent of the amount subject to such setoff, as the case may be.

         1.8 "ALLOWED UNSECURED CLAIM" means any Allowed Claim that is not an Allowed Secured Claim, including the unsecured Claims of undersecured Creditors and Rejection Claims, but excluding Administrative Claims, Priority Claims and Tax Claims.

         1.9 "AVAILABLE CASH" means any and all cash and cash equivalents owned by the Debtor that exist as of the time immediately prior to any Distribution Date, but not including the D&O Insurance Policies or the proceeds thereof.

         1.10 "BANKRUPTCY CASE" means the bankruptcy case commenced by the Debtor's filing with the Bankruptcy Court of its Voluntary Petition under Chapter 11 of the Bankruptcy Code.

         1.11 "BANKRUPTCY CODE" means Title 11, United States Code, Section 101, et seq.

         1.12 "BANKRUPTCY COURT" means the United States District Court for the Northern District of California, San Jose Division, having jurisdiction over the Bankruptcy Case, and, to the extent of any reference made pursuant to 28 U.S.C. Section 157(a) and Local Rule 5011-1, the unit of such District Court constituted pursuant to 28 U.S.C. Section 151, commonly referred to as the United States Bankruptcy Court for the Northern District of California, San Jose Division, and any other courts or

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
panels having competent jurisdiction to hear the Bankruptcy Case or appeals from orders entered therein

         1.13 "BANKRUPTCY ESTATE" means the estate created by the commencement of the Bankruptcy Case and comprised of the property described in
Section 541 of the Bankruptcy Code.

         1.14 "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. Section 2075, as amended, as applicable to the Bankruptcy Case.

         1.15 "BUSINESS DAY" means a day which is not a Saturday, a Sunday or a court holiday for the Bankruptcy Court.

         1.16 "CLAIM" means any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, from the Debtor, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

         1.17 "CLAIMS AND INTERESTS BAR DATE" means April 10, 2002, the deadline for filing, when required, proofs of Claim and Interest in the Bankruptcy Case; provided, however, that the deadline for filing proofs of Claim by a governmental unit shall be the Governmental Unit Claims Bar Date; and provided, further, that Equity Security Holders as of the Record Date shall not be required to file Proofs of Interest, but such Interests shall be subject to any lawful objection by any party in interest.

         1.18     "CLAIMS AND INTERESTS OBJECTION DATE" means the date ninety
(90) days after the Effective Date; provided, however, that (a) the Debtor, the Reorganized Debtor, or the Equity Committee may object to claims includable in Class 7 (Shareholder Litigation Claims) and/or Class 8 (Officers' and Directors' Indemnification Claims) at any time prior to the entry of the Final Decree closing the Bankruptcy Case, and (b) the Claims and Interests Objection Date may be extended by the Court for cause upon the ex parte motion of the Debtor or the Equity Committee.

         1.19     "COMPANY" means Calico Commerce, Inc.

         1.20 "CONFIRMATION" means the entry by the Bankruptcy Court of the Order of Confirmation.

         1.21 "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Order of Confirmation.

         1.22 "CONSUMMATION OF THE PLAN" means when all Distributions and deposits provided for in the Plan have been made or reserved.

         1.23 "CREDITOR" means any entity holding a Claim against the Company.

         1.24 "D&O INSURANCE POLICIES" means any and all directors' and officers', management liability, and/or similar insurance policies in which either the Debtor and/or its personnel have an insurable or other interest in or right to make a claim against, including without limitation: Lloyd's of London - SPMI Policy No. D0M3001241, Royal Surplus Lines Policy No. RHS607477, TIG Insurance Policy No. XD038002039, Philadelphia Insurance Co. Policy No. HEX0000654, Zurich Insurance Co. Policy No. DOC356585200, Lloyd's of London - SPMI Policy No. DOM 3001498, Royal Surplus Lines Policy No. HS608393, TIG Insurance Policy No. XD0388448 44, Lloyd's of London Policy No. SIS066, North American Specialty Lines Insurance Company Policy No. CDX000001300, and XL Specialty Insurance Company Management Liability and Company Reimbursement Policy No. ELU-82750-01.

         1.25     "DEBTOR" means Calico Commerce, Inc.

         1.26 "DEBTOR'S PROFESSIONALS" means, collectively, Murray & Murray, A Professional Corporation; Gray Cary Ware and Freidenrich LLP; PriceWaterhouseCoopers LLP; Bercik & Roberts; Allen & Associates; and/or their successors, if any; and such other professionals whose employment by the Debtor prior to Confirmation was approved by order of the Bankruptcy Court, if any; and following the Effective Date, any professionals engaged by the Reorganized Debtor to represent or assist it in fulfilling its duties and obligations as the Reorganized Debtor under the Plan, including, without limitation, such accountant(s) as the Reorganized Debtor may select to complete the Company's tax returns and other required filings with governmental authorities having jurisdiction over the Debtor or the Reorganized Debtor and such legal professionals as might be appropriate to assist in administering the Plan, the Bankruptcy Case and the Bankruptcy Estate. The employment and certain compensation of professionals by the Reorganized Debtor after the Effective Date may remain subject to the approval of the Bankruptcy Court pursuant to the provisions of Section 6.14 and 6.15 of the Plan until the entry of the Final Decree closing the

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Bankruptcy Case.

         1.27 "DISBURSING AGENT" means such entity as is designated in the Order of Confirmation or subsequent order of the Bankruptcy Court, if any, to make disbursements pursuant to the Plan. In the absence of such a designation in the Order of Confirmation or subsequent order of the Bankruptcy Court, the Reorganized Debtor shall serve as the Disbursing Agent, as is necessary and appropriate.

         1.28 "DISPUTED CLAIM" means a Claim against the Company (a) as to which a Proof of Claim has not been filed and that has been listed in the Debtor's Schedules as disputed, contingent or unliquidated, or; (b) as to which an objection or adversary proceeding has been filed within the time fixed by the Bankruptcy Court and which objection or adversary proceeding has not been withdrawn or disposed of by a Final Order of the Bankruptcy Court.

         1.29 "DISPUTED CLAIMS AND INTERESTS RESERVE" means a depository of cash attributable to Disputed Claims (other than Class 7 and Class 8 Claims) and Disputed Interests to be administered by the Reorganized Debtor. Cash attributable to Disputed Claims and Disputed Interests shall be maintained in the Disputed Claims and Interests Reserve Account.

         1.30 "DISPUTED CLAIMS AND INTERESTS RESERVE ACCOUNT" means a segregated interest-bearing bank account maintained for the purpose of holding cash attributable to Disputed Claims (other than Class 7 and Class 8 Claims) and Disputed Interests and administered consistent with the provisions of Section 345 of the Bankruptcy Code.

         1.31 "DISPUTED INTEREST" means an Interest in the Debtor (a) as to which a Proof of Interest has not been filed and that has been listed on the List of Equity Security Holders as disputed, contingent or unliquidated, or (b) as to which an objection or adversary proceeding has been filed and which objection or adversary proceeding has not been withdrawn, overruled or otherwise disposed of by a Final Order of the Bankruptcy Court.

         1.32 "DISTRIBUTION" means, as the context requires: (a) the cash or other property or consideration to be provided under the Plan to the holders of Allowed Claims and Allowed Interests; or (b) the payment, transfer, delivery or deposit of cash or other property to Creditors and Equity Security Holders pursuant to the Plan.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

         1.33 "DISTRIBUTION ACCOUNT" means a segregated interest-bearing bank account maintained for the purpose of holding Available Cash and administered consistent with the provisions of Section 345 of the Bankruptcy Code.

         1.34 "DISTRIBUTION DATE" means the First Distribution Date or any subsequent date on which a Distribution is made pursuant to this Plan.

         1.35 "DISTRICT COURT" means the United States District Court for the Southern District of New York or such other court as may have jurisdiction, from time to time, over the Securities Action.

         1.36 "EFFECTIVE DATE" means the first Business Day following the date on which the Order of Confirmation becomes a Final Order.

         1.37 "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders appointed in the Bankruptcy Case by the United States Trustee.

         1.38 "EQUITY SECURITY" means (a) share in a corporation, whether or not transferable or denominated "stock", or similar security; or (b) warrant or right other than a right to convert, to purchase, sell, or subscribe to a share, security, or interest of a kind specified in subparagraph (a) of this section.

         1.39 "EQUITY SECURITY HOLDER" means the holder, as of the Record Date, of any Equity Security of the Company.

         1.40 "EXCESS COMPENSATION CLAIMS" mean all claims held by the Debtor against the Underwriters for excess compensation in the form of fees or commissions or other forms of refunds of customer profits paid to the Underwriters by their customers for allocation of securities in connection with the offerings that are the subject of the Securities Action, provided, however, that Underpricing Claims are excluded from this definition.

         1.41 "FINAL ORDER" means an order entered on the docket by the Bankruptcy Court which is no longer subject to appeal, certiorari or other proceedings for review or rehearing, and as to which no appeal, certiorari or other proceedings for review or rehearing are pending.

         1.42 "FIRST DISTRIBUTION DATE" means the first Business Day following the Effective Date on which, practicably, cash can be distributed pursuant to Section 6.1 of the Plan; but in no event

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
prior to the Administrative Claims Bar Date or the Rejection Claims Bar Date.

         1.43 "GOVERNMENTAL UNIT CLAIMS BAR DATE" means May 10, 2002, the deadline for filing Proofs of Claim by a governmental unit.

         1.44 "INSURANCE PRESERVATION EFFORT" means whatever acts and performance are required by the Debtor, the Reorganized Debtor, the Bankruptcy Estate or their successors in order to preserve the D&O Insurance Policies in full force and effect, including whatever defense and cooperation may be required in order to avoid defenses by the insurer to the prejudice to the beneficiaries of the D&O Insurance Policies.

         1.45 "INTEREST" means the rights and property interests represented by an Equity Security of the Company.

         1.46 "IPO" means the initial public offering of the Debtor's common stock conducted by the Underwriters in October 1999.

         1.47 "LEGAL RATE" means two and twenty one hundredths percent (2.21%) per annum, the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. Section 1961(a) which is the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week preceding the Petition Date.

         1.48 "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.49 "LIST OF EQUITY SECURITY HOLDERS" means the List of Equity Security Holders filed by the Debtor with the Bankruptcy Court on December 14, 2001 pursuant to Bankruptcy Rule 1007(a)(3), as may be amended.

         1.50 "LITIGATION TRUST" means a trust to be established by the holders of the Shareholder Litigation Claim to hold and exercise control over the Excess Compensation Claims upon their assignment by the Debtor and the Reorganized Debtor for the benefit of the Securities Claimants and/or their successors in interest, including all agents and representatives thereof.

         1.51 "LOCAL RULES" means the Local Rules of the United States District Court for the Northern District of California, as amended, as applicable to this Bankruptcy Case.

         1.52 "MOU" means (1) the "Memorandum of Understanding" setting forth and

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
memorializing the terms of an agreement between (a) plaintiffs; (b) participating issuers and/or individual defendants in the Securities Action and the other cases consolidated as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.); and (c) participating D&O insurers; and
(2) the insurance-related agreements ancillary to the Memorandum of Understanding, including the Insurers-Insureds Agreement, the Agreement Among Insurers, and the Issuers' Special Counsel Agreement.

         1.53 "NOTICE PARTIES" means those parties to whom notice is to be provided pursuant to the Order Limiting Notice, but not including any Creditor whose Claim has been paid in full.

         1.54 "OFFICERS' AND DIRECTORS' INDEMNIFICATION CLAIMS" means the Claims evidenced by the proofs of Claim filed by William G. Paseman on April 9, 2002; Bernard J. Lacroute on April 10, 2002; William D. Unger on April 10, 2002; Arthur F. Knapp on April 10, 2002; Joel Friedman on April 10, 2002; Kleiner Perkins Caufield & Byers VII, KPCB Java Fund, and KPCB Information Services Zaibatsu Fund 11 on April 10, 2002; Mayfield VII, Mayfield Associates Fund, Valley Partners, Mayfield Software Partners, and e-trust on April 10, 2002; and the Claims of any other officer or director of the Debtor, past or present, based on rights of reimbursement, contribution or indemnification.

         1.55 "ORDER LIMITING NOTICE" means the Amended Order (1) Authorizing And Directing Debtor To Serve Notice Of Commencement Of Case, Etc., And Approving Form Thereof, (2) Limiting Notice, (3) Authorizing Notice By Electronic E-Mail, And (4) Fixing Date And Time For Meeting Of Creditors Pursuant To 11 U.S.C. Section 341 entered by the Bankruptcy Court on April 8, 2002.

         1.56 "ORDER OF CONFIRMATION" means the order entered by the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

         1.57 "PERSON" shall have the meaning ascribed to it in the Bankruptcy Code.

         1.58 "PETITION DATE" means December 14, 2001, the date on which the Debtor filed its Voluntary Petition under Chapter 11 initiating the Bankruptcy Case and on which date relief was ordered in the Bankruptcy Case.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

         1.59 "PLAN" means this First Amended JOINT PLAN OF REORGANIZATION (Dated June 30, 2003), including any modification(s) hereof and/or amendment(s) hereto that comply with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

         1.60 "PRIORITY CLAIM" means any Allowed Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, but not including an Administrative Claim or a Tax Claim.

         1.61 "PRO RATA" means (a) with respect to any Distribution to be made to the holder of an allowed Class 4 Interest, the proportion that each such Allowed Class 4 Interest bears to the aggregate of all Allowed Class 4 Interests, (b) with respect to any Distribution to be made to the holder of an Allowed Class 7 Claim, the proportion that each such Allowed Class 7 Claim bears to the aggregate of all Allowed Class 7 Claims and Allowed Class 8 Claims, and
(c) with respect to any Distribution to be made to the holder of an Allowed Class 8 Claim, the proportion that each such allowed Class 8 Claim bears to the aggregate of all Allowed Class 7 Claims and Allowed Class 8 Claims.

         1.62 "RECORD DATE" means as of the close of business on the Effective Date.

         1.63 "REJECTION CLAIM" means an Allowed Unsecured Claim arising from the Debtor's rejection of an unexpired lease or executory contract pursuant to the Plan or pursuant to an order of the Bankruptcy Court.

         1.64     "REJECTION CLAIMS BAR DATE" means that date which is thirty
(30) days following the date of the notice of entry of the Order of Confirmation; provided, however, that Claims arising from the rejection of an unexpired lease or executory contract pursuant to a Final Order of the Bankruptcy Court entered prior to Confirmation shall be filed no later than the date designated in such order, or the holders of such Claims shall be forever barred from asserting any such Claims or receiving any payment on account of such Claims.

         1.65 "REMAINING AVAILABLE CASH" means Available Cash remaining after (a) payment of, or reservation for, all Allowed Administrative Claims, Allowed Tax Claims, Allowed Secured Claims, Allowed Unsecured Claims other than Class 7 and 8 Claims, any other claims senior to Class 4 Interests and Class 7 and 8 Claims, and post-confirmation expenses of the Debtor and post-Effective Date expenses of the Reorganized Debtor (including the fees and expenses of the Debtor's

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Professionals) incurred in administering the Plan and fulfilling its duties and obligations under Plan, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and (b) resolution of, or appropriate reserve for, all Disputed Claims and Disputed Interests,

         1.66 "REORGANIZED DEBTOR" means the Debtor on and after the Effective Date.

         1.67 "RESPONSIBLE PERSON" means Regent Pacific Management Corporation, or such other Person proposed by the Debtor and designated by the Bankruptcy Court in the Order of Confirmation to fulfill the duties and responsibilities set forth in Section 6.6 of the Plan.

         1.68 "SCHEDULES" means the Debtor's schedules of assets and liabilities consisting of Schedule "A" through "J" filed with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007(b), as may be amended at anytime prior to Distribution.

         1.69 "SECURITIES ACTION" means the cases consolidated as In re Calico Commerce, Inc. Initial Public Offering Securities Litigation, Civ. No. 01-2601 (SAS) (S.D.N.Y.), related to In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.) pending before the United States District Court for the Southern District of New York.

         1.70 "SECURITIES ACTION SETTLEMENT" means the settlement of claims relating to the Securities Action and Shareholder Litigation Claims against the Debtor and its past and present directors and officers (among others), as provided in the MOU and in subsequent documents to be executed to implement, effect, and obtain approval of the MOU (including, among other documents, a prospective Master Agreement contemplated by the MOU, and judgments in the Securities Action and the other cases consolidated as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.)).

         1.71 "SECURITIES CLAIMANTS" means the holders of the Shareholder Litigation Claim.

         1.72 "SHAREHOLDER LITIGATION CLAIM" means the Claim evidenced by the Proof of Claim filed in the Bankruptcy Court on April 4, 2002 by Cynthia Yuen Lai Hui, Marshall Hui, Paul Statham and Allen Sumner, in an amount "in excess of $62,000,000.00."

         1.73 "TAX CLAIM" means any Allowed Claim against the Company entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

         1.74 "UNDERPRICING CLAIMS" means any claims held by the Debtor against the Underwriters arising out of or relying on (i) the pricing of the IPO or otherwise relating to the underwriting, distribution or allocation of shares of the Debtor's common stock in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for shares issued in the IPO.

         1.75 "UNDERWRITERS" means Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith; Hambrecht & Quist LLC; J.P.Morgan Chase & Co.; Banc of America Securities LLC; Banc Boston Robertson Stephens, Inc.; Blaylock & Partners, L.P.; Credit Suisse First Boston Corporation; Deutsche Bank Securities, Inc.; First Albany Corporation; First Union Capital Markets Corp.; Edward D. Jones & Co., L.P.; SG Cowen Securities Corporation; SoundView Technology Group, Inc.; U.S. Bancorp; Piper Jaffray, Inc.; Warburg Dillon Read LLC; Wit Capital Corporation; and their successors and assigns.

         A term used in the Plan that is not herein defined but is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules.

                                   ARTICLE II

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

         The Allowed Claims against and Interests in the Debtor are designated and classified below for purposes of the Plan. Except to the extent that the Plan provides otherwise, a Claim or Interest that is properly includable in more than one class is classified in a particular class only to the extent that it qualifies within the description of that class, and is placed in a different class to the extent it qualifies within the description of such different class.

         2.1 CLASS 1 (PRIORITY CLAIMS). Class 1 includes all Allowed Claims that have priority under Bankruptcy Code Section 507(a) which remain unpaid as of the Effective Date, but not including Administrative Claims or Tax Claims.

         2.2 CLASS 2 (SECURED CLAIMS). Class 2 includes all Allowed Secured Claims.

         2.3 CLASS 3 (UNSECURED CLAIMS). Class 3 includes all Allowed Unsecured Claims which are not included or provided for in any other class including, without limitation, all Rejection Claims and all unsecured Claims of vendors and trade creditors for goods delivered or services provided to

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
the Company prior to the Petition Date.

         2.4 CLASS 4 (HOLDERS OF COMMON STOCK). Class 4 includes all Allowed Interests of the holders of the Company's common stock, provided, however, for purposes of Distribution under the Plan, the Allowed Interests of the holders of the Company's common stock shall include, and be limited to, the holders of record on the Record Date, any transfers thereafter notwithstanding. On the Record Date, the stock transfer ledgers of the Company shall be closed, and there shall be no further changes made or processed in the holders of record of the Company's common stock. The Company's stock transfer agent or agents shall not accept or process any requests or instructions for transfers of the Company's common stock after the Record Date. The Debtor, the Reorganized Debtor, the Disbursing Agent and the Responsible Person shall not recognize any transfer of the Company's common stock after the Record Date, but shall instead be entitled to recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Record Date.

         2.5 CLASS 5 (OPTION HOLDERS). Class 5 includes the Allowed Interests of the holders of options to acquire any Equity Security of the Company.

         2.6 CLASS 6 WARRANT HOLDERS). Class 6 includes all Allowed Interests of the holders of warrants and/or other rights, except options, to acquire any Equity Security of the Company.

         2.7 CLASS 7 (SECURITIES CLAIMS). Class 7 consists of all Allowed Claims held by the named holders of the Shareholder Litigation Claim and all persons claiming by or through the Shareholder Litigation Claim.

         2.8 CLASS 8 (CALICO DIRECTOR AND OFFICER IPO CLAIMS) Class 8 consists of the Officers' and Directors' Indemnification Claims to the extent that such claims are based on their right to indemnity or contribution from the Debtor in connection with the IPO, the Securities Action, or the Shareholder Litigation Claim.

         2.9 CLASS 9 (OTHER CALICO DIRECTOR AND OFFICER CLAIMS) Class 9 consists of the Officers' and Directors' Indemnification Claims to the extent that such claims are not based on their right to indemnity or contribution from the Debtor in connection with the IPO, the Securities Action, or the Shareholder Litigation Claim.

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                   ARTICLE III

           CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED UNDER THE PLAN

         The following classes of Claims and Interests are not impaired under the Plan for the reasons hereinafter set forth:

         3.1 CLASS 1 PRIORITY CLAIMS. Except to the extent that the holder of a particular Class 1 Priority Claim has agreed to a different treatment of such Claim, each holder of an Allowed Class 1 Priority Claim shall be paid on the Effective Date in cash, in full, plus interest at the Legal Rate from the Petition Date through the date of payment, pursuant to Section 6.1 of the Plan.

         All other classes of Claims and Interests are impaired under the Plan.

                                   ARTICLE IV

                        TREATMENT OF UNCLASSIFIED CLAIMS

         Unclassified Claims shall be treated as follows:

         4.1 ALLOWED ADMINISTRATIVE CLAIMS. Except to the extent that the holder of a particular Administrative Claim has agreed to a different treatment of such Claim, each holder of an Allowed Administrative Claim shall be paid in cash, in full, pursuant to Section 6.1 of the Plan, upon the later of (a) the Effective Date, (b) if such Claim is initially a Disputed Claim, upon the ultimate allowance of such Claim by a Final Order of the Bankruptcy Court, and
(c) if such Claim is incurred after the Petition Date in the ordinary course of the Debtor's business, within such time as payment is due pursuant to the terms giving rise to such Claim. Any request for allowance of an Administrative Claim pursuant to Section 503(a) of the Bankruptcy Code (including an estimation of expenses to be incurred after the Effective Date), other than by the Debtor's Professionals and the professionals of the Equity Committee, must be filed on or before the Administrative Claims Bar Date or the holder of such Claim shall be forever barred from asserting such Claim or receiving any payment on account of such Claim.

         4.2 TAX CLAIMS. Except to the extent that the holder of a particular Tax Claim has agreed to a different treatment of such Claim, each holder of an Allowed Tax Claim shall receive on the Distribution Date, pursuant to Section 6.1 of the Plan, a cash payment of a value, as of the Effective Date, equal to the Allowed Amount of such Claim; provided, however, that in no event

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
shall the holder of a Tax Claim be paid prior to the payment in full of Allowed Claims entitled to priority pursuant to Section 507(a)(1) through (a)(7) of the Bankruptcy Code.

                                    ARTICLE V

                  TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
                        THAT ARE IMPAIRED UNDER THE PLAN

         The following classes of Claims and Interests are impaired under the Plan, and shall be treated as follows:

         5.1 CLASS 2 CLAIMS (SECURED CREDITORS). Each holder of an Allowed Class 2 Secured Claim shall receive, at the Debtor's option: (a) one hundred percent (100%) of the net proceeds from the sale of its particular collateral at the time of such sale or as soon thereafter as practicable, up to the unpaid Allowed Amount of such claim; (b) the return of its particular collateral; or
(c) such other less favorable treatment as shall be agreed to by the Debtor and the holder of such Secured Claim. Any Allowed Claim held thereafter by the holder of such Allowed Secured Claim shall be treated as an Allowed Class 3 Unsecured Claim.

         5.2 CLASS 3 CLAIMS (UNSECURED CREDITORS). The holders of Allowed Class 3 Unsecured Claims shall be paid on the First Distribution Date in full, plus interest at the Legal Rate from the Petition Date through the Distribution Date, from Available Cash.

         5.3 CLASS 4 INTERESTS (HOLDERS OF COMMON STOCK). The holders of the Company's common stock existing on, and determined as of, the Record Date shall be canceled on the Effective Date, and each holder of an Allowed Class 4 Interest, as of the Record Date, shall receive on account of, and in exchange for, its Allowed Class 4 Interest, pursuant to Section 6.1 of the Plan, its Pro Rata share of the Remaining Available Cash.

         5.4 CLASS 5 INTERESTS (HOLDERS OF OPTIONS TO ACQUIRE ANY EQUITY SECURITY OF THE DEBTOR). The holders of options to acquire any Equity Security of the Debtor shall retain their options unaffected by the terms of the Plan, except that all such options must be properly exercised no later than the Confirmation Date or all such options shall be terminated, cancelled and rendered null, void and without effect, and the holders of all such options shall receive nothing by virtue of their Class 5 Interests. If properly exercised, the holders of Class 5 Interests shall participate Pro

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Rata in any Distribution to Class 4 Interests as a holder of a Class 4 Interest.

         5.5 CLASS 6 INTERESTS (HOLDERS OF WARRANTS AND/OR OTHER RIGHTS TO ACQUIRE ANY EQUITY SECURITY OF THE DEBTOR OTHER THAN OPTIONS). The holders of warrants and/or other rights to acquire any Equity Security of Calico, other than options, shall receive nothing by virtue of their Class 6 Interests, and all such warrants or other rights to acquire an Equity Security of Calico, other than options, shall terminate and be cancelled on the Effective Date.

         5.6 CLASS 7 (SECURITIES CLAIMS) All claims in Class 7 shall be subordinate to the Allowed Claims in all classes other than Classes 4, 5, 8 and
9. Jurisdiction and venue over allowance of the Shareholder Litigation Claim (including all determinations whether such claim may be certified as a class claim) shall be transferred to the District Court on the Effective Date. On account of their Allowed Claims in Class 7, the Securities Claimants shall receive beneficial interests in the Litigation Trust and may receive payment from the proceeds of the D&O Insurance Policies for (a) the Debtor's share of the Securities Action Settlement in accordance with the MOU, if approved as the Securities Action Settlement in the Securities Action, (b) if no such MOU settlement is approved before these claims are otherwise resolved, to the extent and in the proportions determined by the District Court in the Securities Action, or (c) to the extent that such court declines to make such a determination, in accordance with the D&O Insurance Policies and applicable law, in each case subject to the Insurance Preservation Effort. The Securities Claimants and all persons who accept the benefits of the consideration provided to the holders of claims in Class 7 by this Plan (including the compromising of claims against the Bankruptcy Estate by the holders of the Officers' and Directors' Indemnification Claims and the proceeds of the Litigation Trust and D&O Insurance Policies) shall not be entitled to distributions from any property of the Debtor, the Reorganized Debtor or the Bankruptcy Estate, or any right or claim against any Calico directors or officers, past or present, other than from the proceeds of the Litigation Trust and the D&O Insurance Policies.

         5.7 CLASS 8 (CALICO DIRECTOR AND OFFICER IPO CLAIMS) All claims in Class 8 shall be subordinate to the Allowed Claims in all classes other than Classes 4, 5, 7 and 9. Jurisdiction and venue over allowance of all claims in Class 8, as well as any jurisdiction held by the Bankruptcy

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Court to adjudicate the liability of the holders of claims in Class 8 to the Securities Claimants, shall be transferred to the District Court on the Effective Date, subject to the Insurance Preservation Effort. On account of their claims in Class 8, the holders of the Officers' and Directors' Indemnification Claims shall receive or access the proceeds of the D&O Insurance Policies (a) directly, in accordance with the MOU, if approved as the Securities Action Settlement in the Securities Action, (b) if no such MOU settlement is approved before these claims are otherwise resolved, to the extent and in the proportions determined by the District Court in the Securities Action, or (c) to the extent such court declines to make such a determination, in accordance with the D&O Insurance Policies and applicable law, in each case subject to the Insurance Preservation Effort. The holders of the Officers' and Directors' Indemnification Claims shall not be entitled to distributions from any property of the Debtor, the Reorganized Debtor, the Bankruptcy Estate, or other Calico directors or officers, past or present, other than from the proceeds of the D&O Insurance Policies. Nevertheless, each holder of a Class 8 claim reserves its right to share in whatever benefit of the Plan, if any, would be distributed to any holder of a Shareholder Litigation Claim or claim in the Securities Action who declines to (x) accept the Plan, including the grant of releases as described herein to the Class 8 holders or (y) be bound by the decisions of the District Court in the Securities Action that are contemplated by the Plan, including any approval of the Securities Action Settlement to implement the MOU.

         5.8 CLASS 9 (OTHER CALICO DIRECTOR AND OFFICER CLAIMS) To the extent that claims in Class 9 are based upon an obligation to indemnify any party (other than the Securities Claimants) whose claim against the Debtor would be subordinated under Section 510(b) of the Bankruptcy Code to all claims and interests senior to the Debtor's common stockholders, such claims shall be subordinate to all classes other than Classes 4, 5, 7 and 8. On account of their Allowed Claims in Class 9, the holders thereof shall retain any rights they might hold under the D&O Insurance Policies, but shall not be entitled to distributions from any other property of the Debtor, the Reorganized Debtor or the Bankruptcy Estate.

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         6.1      DISTRIBUTIONS.

                  6.1.1 The Debtor and/or the Reorganized Debtor shall liquidate all of its assets and collect all of its claims, the cash proceeds of which shall be added to the Available Cash and deposited into the Distribution Account. All Available Cash shall be held in trust by the Reorganized Debtor or the Disbursing Agent, as applicable, in the Distribution Account and is deemed held in trust for the holders of Allowed Claims and Allowed Interests entitled to Distributions under this Plan and shall not be deemed for any purpose as personal assets of any Disbursing Agent. Any Disbursing Agent shall keep all such property segregated from any other property possessed or administered by it.

                  6.1.2 On the First Distribution Date, the Reorganized Debtor or the Disbursing Agent, as applicable, shall make a Distribution from Available Cash in full payment of the amounts distributable on account of all Allowed Claims, other than Claims in Class 7 and Class 8. Thereafter, the Reorganized Debtor or the Disbursing Agent, as applicable, shall make subsequent Distributions at such times as are mutually agreed by and between the Reorganized Debtor and the Equity Committee, or in the absence of an agreement, as ordered by the Bankruptcy Court upon motion after notice to the Notice Parties.

                  6.1.3 There shall be no Distribution to the holders of Class 4 Interests, Class 5 Interests, Class 7 Claims or Class 8 Claims until all other Claims are paid in full or appropriately reserved for.

                  6.1.4 On the First Distribution Date, each holder of an Allowed Class 4 Interest shall receive its Pro Rata share of the Remaining Available Cash. Thereafter, the Reorganized Debtor or the Disbursing Agent, as applicable, shall make subsequent Distributions at such time as is mutually agreed by and between the Reorganized Debtor and the Equity Committee, or in the absence of an agreement, as ordered by the Bankruptcy Court upon motion after notice to the Notice Parties.

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                  6.1.5

                           6.1.5.1  On the Effective Date, the Debtor and the
Reorganized Debtor shall assign to the Litigation Trust all Excess Compensation Claims the Debtor and the Reorganized Debtor now have or may hereafter acquire against the Underwriters. In addition, without the prior written consent of the Litigation Trust or as otherwise ordered by the District Court, neither the Debtor, the Reorganized Debtor, the Bankruptcy Estate nor any of their agents or representatives shall bring any action or proceeding against the Underwriters based on the Underpricing Claims or any other alleged conduct in connection with the IPO or assign, transfer, release, discharge, extinguish or otherwise dispose of such claims.

                           6.1.5.2  In addition, the D&O Insurance Policies, and
any proceeds thereof, may be used to pay, or otherwise satisfy, the Shareholder Litigation Claim in accordance with the MOU or as otherwise ordered by the District Court in the Securities Action for the benefit of all of the beneficiaries of the D&O Insurance Policies as their interests appear in such policies and subject to the Insurance Preservation Effort, notwithstanding any claims against or interests in such policies that may be held by the Debtor, the Reorganized Debtor, the Bankruptcy Estate and/or the holders of the Officers' and Directors' Indemnification Claims.

                           6.1.5.3  All Securities Claimants who vote to accept
this Plan (either directly or through any person filing a proof of claim in this Bankruptcy Case on their behalf or their respective nominees or other authorized agents), or who accept any benefits under this Plan, shall be deemed to have released the holders of the Officers' and Directors' Indemnification Claims from each claim that was, or could have been, asserted in the Securities Action or this Bankruptcy Case that arises out of, or relates to, the conduct alleged in the Securities Action or the Shareholder Litigation Claim to be wrongful, including but not limited to claims in connection with (i) the conduct of any Underwriter, the Debtor, its Bankruptcy Estate, or the holders of the Officers' and Directors' Indemnification Claims relating to the underwriting, distribution or allocation of shares of the Debtor in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for IPO shares. The Debtor, the Reorganized Debtor, the Bankruptcy Estate, and the holders of the Officers' and Directors' Indemnification Claims shall be further released to the extent the Securities

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Claimants agree or as otherwise is ordered by the District Court in the Securities Action. In addition, the Securities Claimants shall direct and authorize their attorneys and agents to use their best efforts to obtain from the District Court (a) certification of the Shareholder Litigation Claim as a class proof of claim and (b) approval of such further releases of the holders of the Officers' and Directors' Indemnification Claims from any liability in the Securities Action as provided in the MOU or, if the Securities Action Settlement is not approved by the District Court, as the holders of the Shareholder Litigation Claim and the holders of the Officers' and Directors' Indemnification Claims may agree. Any determination by the District Court that the holders of the Securities Litigation Claim are the certified representatives of the class of persons purportedly covered by the Shareholder Litigation Claim shall constitute a determination that the treatment of such claim under this Plan is binding upon all members of the class so certified.

                           6.1.5.4  The Debtor also releases any holder of any
of the Officers' and Directors' Indemnification Claims voting in favor of the Plan from any claims which are property of the Bankruptcy Estate and which were, or could have been, asserted in the Securities Action or this Bankruptcy Case that arise out of, or are related to, the conduct alleged to be wrongful in the Securities Action or the Shareholder Litigation Claim.

                           6.1.5.5  Every release of claims referenced herein
shall include all known and unknown claims, whether liquidated or unliquidated, fixed, inchoate or contingent, and however and whenever arising in such context. California Civil Code Section 1542, and any similar statute, rule and regulation, is waived to the extent, if any, applicable.

                           6.1.5.6  The Debtor and the holders of the Officers'
and Directors' Indemnification Claims shall take all actions reasonably requested by the Securities Claimants voting to accept this Plan to make their agents and records available to the Litigation Trust and otherwise cooperate with the Litigation Trust in the investigation and prosecution of the Excess Compensation Claims and the claims alleged by the Securities Claimants in the Securities Action, provided, however, that (a) such cooperation shall not be required to the extent it conflicts with the duty of the Debtor, the Reorganized Debtor, the Bankruptcy Estate or the holders of the Officers' and Directors' Indemnification Claims to cooperate with the issuers of the D&O Insurance Policies,

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
and (b) neither the Debtor, the Reorganized Debtor, the Bankruptcy Estate, nor the holders of the officers' and Directors' Indemnification Claims shall be required to incur any expenses in connection with such cooperation, all of which expenses shall be borne by the Securities Claimants, the Litigation Trust or the issuers of the D&O Insurance Policies as agreed between and/or among them or otherwise ordered by the District Court in the Securities Action.

                           6.1.5.7  Notwithstanding any provision of this Plan
to the contrary, nothing in this Plan shall be interpreted to cause or create any defense by any insurer under any D&O Insurance Policies, and the Debtor, the Reorganized Debtor, the Bankruptcy Estate, the holders of the Officer and Director Indemnification Claims, and their successors shall perform such cooperation and defense actions as may be required by the D&O Insurance Policies to keep them in full force and effect, subject to the effectiveness of the Securities Action Settlement in accordance with the MOU. The Reorganized Debtor shall assume the Debtor's obligations under the D&O Insurance Policies on and after the Effective Date.

                  6.1.6 DISTRIBUTION ADDRESSES. Unless a Creditor has provided the Debtor's counsel with written notice of a different address, Distribution checks to Creditors shall be sent to the address set forth in their Proofs of Claim or, if no proof of claim is filed with respect to a particular Claim, the Distribution shall be mailed to the address set forth in the Debtor's Schedules. Unless an Equity Security Holder with an Interest in Class 4 has provided written notice of a different address to the Debtor's stock transfer agent prior to the Record Date, or to the Debtor's counsel prior to the First Distribution Date, Distribution checks shall be shall be mailed to such holders at the addresses shown on the records of the Stock Transfer Agent as of the Record Date.

                  6.1.7 DE MINIMIS DISTRIBUTIONS. Notwithstanding any other provision of this Plan, Distributions of less than $10.00 need not be made by the Reorganized Debtor or the Disbursing Agent, as applicable, on account of any Allowed Claim or Allowed Interest; provided that Distributions that would otherwise be made but for this provision shall carry over until the next Distribution Date until the cumulative amount to which any holder of an Allowed Claim or Allowed Interest is entitled is more than $10.00, at which time the cumulative amount of such Distributions shall be paid to such holder.

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                  6.1.8 DONATION OF EXCESS CASH. Notwithstanding any other provision of this Plan, at such time as the projected expense of a Distribution exceeds the remaining cash on hand (other than any cash reserved on account of Disputed Claims and Disputed Interests), the Reorganized Debtor or the Disbursing Agent, as applicable, with the consent of the Equity Committee and upon approval of the Bankruptcy Court after notice to the Notice Parties and a hearing, may donate such cash to a nonprofit organization or organizations that are exempt pursuant to section 501(c) of the Internal Revenue Code (Title 26 of the United States Code); provided that any donations made pursuant to this provision shall be made to nonprofit organizations that fund or perform community-based services primarily in or around the metropolitan areas served by the Bankruptcy Court.

                  6.1.9 WITHHOLDING TAXES. Pursuant to section 346(f) of the Bankruptcy Code, the Reorganized Debtor or the Disbursing Agent, as applicable, shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Reorganized Debtor or the Disbursing Agent, as applicable, shall be permitted to withhold a Distribution to any Creditor that has not provided information requested by the Disbursing Agent for the purpose of fulfilling its obligations hereunder. The Reorganized Debtor and/or Disbursing Agent shall comply with all reporting obligations imposed on it by any governmental unit with respect to withholding and related taxes.

         6.2 CONDITIONS TO CONFIRMATION. It is a condition to the Confirmation of the Plan that:

                  6.2.1 The holders of the Shareholder Litigation Claim shall have accepted the Plan.

                  6.2.2 The holders of the Officers' and Directors' Indemnification Claims shall have accepted the Plan.

                  6.2.3 The Bankruptcy Court shall have entered the following findings regarding the treatment and disposition under the Plan of the Class 7 Shareholder Litigation Claim and the Class 8 Officers' and Directors' Indemnification Claims:

                           6.2.3.1  That the Debtor and its officers and
directors have conducted good and sufficient due diligence regarding the treatment and disposition of the Shareholder Litigation

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                                            REORGANIZATION (Dated June 30, 2003)

Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan;

                           6.2.3.2  That the Debtor and its officers and
directors have fulfilled their fiduciary duties to the Bankruptcy Estate and all Creditors, Equity Security Holders and other parties in interest in the Bankruptcy Case regarding the treatment and disposition of the Shareholder Litigation Claim and the Officers' and Directors` Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan; and

                           6.2.3.3  That the treatment and disposition of the
Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 5.6, 5.7 and 6.1.5 of the Plan, is fair and equitable and in the best interest of the Debtor, the Bankruptcy Estate, Creditors and Equity Security Holders.

         6.3 CONDITIONS TO THE EFFECTIVE DATE. It is a condition to the Effective Date of the Plan that:

                  6.3.1 The Bankruptcy Court shall have entered the Order of Confirmation, with appropriate findings, in form and substance acceptable to the Debtor and the Equity Committee.

                  6.3.2    The Order of Confirmation shall have become a Final
Order

         6.4 WAIVER OF CONDITIONS TO CONFIRMATION. The conditions to Confirmation set forth in Section 6.2 above may be waived, at any time, in writing by the Debtor or the Equity Committee, as applicable.

         6.5 WAIVER OF CONDITIONS TO THE EFFECTIVE DATE. The conditions to the Effective Date set forth in Section 6.3 above may be waived, at any time, in writing by the Debtor or the Equity Committee, as applicable.

         6.6 RESPONSIBLE PERSON. The Responsible Person shall manage the Reorganized Debtor and shall have all of the authority to manage the Reorganized Debtor's affairs as if it were the sole shareholder, director and officer in accordance with the Bankruptcy Code, Bankruptcy Rules and Local Rules. Such management shall include, without limitation, (a) fulfilling the duties and obligations of the Reorganized Debtor under the Plan, and (b) fully administering the Bankruptcy Estate as required by the Plan, the Order of Confirmation, the Bankruptcy Code and the Bankruptcy

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

Rules, which duties and obligations include, without limitation, the facilitation of Distributions pursuant to the Plan, reviewing Claims and Interests, objecting to Disputed Claims and Disputed Interests, supervising the preparation and filing of the Company's tax returns, dissolving the Company's corporate existence and closing the Bankruptcy Case. The Responsible Person may be replaced by the Bankruptcy Court for cause, upon motion by any party in interest. Employment of such Responsible Person shall be on such terms as are set forth in the Confirmation Order, or later order(s) of the Bankruptcy Court entered not less than ten (10) days after filing and service on the Notice Parties of an application for approval of such terms. To the extent that Regent Pacific Management Corporation ("Regent") serves as the Responsible Person under the Plan, any compensation to Regent in addition to that previously paid pursuant to the agreements assumed by Calico pursuant to the FINAL ORDER AUTHORIZING ASSUMPTION OF MANAGEMENT AND EMPLOYMENT AGREEMENTS WITH DAVID POWELL, INC., REGENT PACIFIC MANGAGEMENT CORPORATION, AND GARY SBONA entered by the Bankruptcy Court on January 25,2002, shall be subject to the approval of the Bankruptcy Court after notice to the Notice Parties and a hearing.

         6.7 DISBURSING AGENT. On or before the Confirmation Date, the Debtor may propose a Disbursing Agent, which may be the Reorganized Debtor and request its designation by the Bankruptcy Court in the Order of Confirmation. Employment of such Disbursing Agent shall be on such terms as are set forth in the Confirmation Order, or later order(s) of the Bankruptcy Court entered not less than ten (10) days after filing and service on the Notice Parties of an application for approval of such terms.

         6.8 UNCLAIMED DISTRIBUTIONS. Any cash Distributions that remain unclaimed or unnegotiated for ninety (90) days following Distribution or are returned for reasons other than the absence of a current or correct address (unless a current or correct address cannot be determined after reasonable inquiry) shall become the property of the Reorganized Debtor and added to the Available Cash.

         6.9 AMENDMENT OF REORGANIZED DEBTOR'S ARTICLES OF INCORPORATION. Not later than sixty (60) days after the Effective Date, the Reorganized Debtor's articles of incorporation shall be

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
amended (a) to include a provision prohibiting the issuance of nonvoting equity securities, and (b) changing the name of the Debtor to "CCI Liquidating Corporation." No action other than the entry of the Order of Confirmation by the Bankruptcy Court shall be necessary to effect these amendments other than the filing by the Reorganized Debtor of a certified copy of the Order of Confirmation and amended articles of incorporation with the Secretary of State of Delaware, together with the payment of the requisite fees. Upon such filing, the name of the Debtor shall be "CCI Liquidating Corporation."

         6.10 REVESTMENT. On the Effective Date, all property of the Debtor and the Bankruptcy Estate shall vest in the Reorganized Debtor subject to the terms of the Plan. The Reorganized Debtor shall succeed to and take into account all tax attributes of the Debtor and the Bankruptcy Estate. As of the Effective Date, all property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate, and all property vesting in the Reorganized Debtor shall be free and clear of all Claims, Liens and Interests of Creditors and Equity Security Holders, except those Claims, Liens and Interests that are provided for, imposed by, or continued under the Plan. Revestment does not modify the nature of any contracts assumed by the Debtor and/or the Reorganized Debtor.

         6.11 TAX RETURNS AND PAYMENTS. The Company shall file or cause to be filed any and all delinquent and final tax returns and pay any and all taxes and Tax Claims due and owing, and not barred by the Governmental Unit Claims Bar Date or other applicable bar dates.

         6.12 TERMINATION OF EMPLOYEE BENEFIT PLANS. The Debtor before the Effective Date and the Reorganized Debtor on and after the Effective Date shall continue to fulfill the Company's responsibilities relative to the termination of its employee benefit plans and the distributions therefrom, and shall pay the costs related thereto.

         6.13 DISSOLUTION OF CORPORATE ENTITY. Pursuant to the authority contained in Section 303 of the Delaware General Corporation Law, the Debtor shall be dissolved and its corporate existence terminated, without further corporate action, upon the entry of a final decree in the Bankruptcy Case, pursuant to Rule 3022 of the Federal Rules of Bankruptcy Procedure. The Order of Confirmation

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
shall be deemed the appropriate authorization required under Section 275 of the Delaware General Corporation Law, authorizing the Responsible Person to file a certificate of dissolution upon the Effective Date of the Plan.

         6.14 FURTHER ORDERS. Upon motion by the Debtor and/or the Equity Committee after the Confirmation Date or the Reorganized Debtor and/or the Equity Committee after the Effective Date, on not less than ten (10) days' notice to the Notice Parties, the Bankruptcy Court may enter such other and further orders as may be necessary or appropriate to instruct and direct the Debtor's stock transfer agent or agents and others, and to facilitate the Distributions contemplated in the Plan.

         6.15 INSURANCE POLICIES. The D&O Insurance Policies shall remain available, before and after the Effective Date, to satisfy any and all claims in Classes 7 and 8, if Allowed, and all other claims held by, or asserted against, the Company and/or the Company's current or former officers and directors that may be covered by such policies.

         6.16 POST-CONFIRMATION EMPLOYMENT OF PERSONNEL. Any Disbursing Agent other than the Reorganized Debtor shall be entitled to receive reasonable compensation pursuant to Section 6.7 of the Plan. The Reorganized Debtor, the Equity Committee and any Disbursing Agent may employ or contract with persons and other entities to perform, or advise and assist in the performance of, their respective obligations under this Plan upon written notice to counsel for the Reorganized Debtor and the Equity Committee setting forth the name of the proposed professional, the purpose for which such professional is to be employed, and the terms of the proposed compensation to such professional (the "Employment Notice"). Any objection to the proposed employment must be in writing and served on the Reorganized Debtor and the Equity Committee within ten
(10) days after service of the Employment Notice. Any objection to a requested employment shall be resolved by either (i) written agreement between the party requesting such employment and the objecting party, or (ii) resolution of the dispute by the Bankruptcy Court pursuant to a Final Order. Resolution by the Bankruptcy Court shall be requested by motion filed and served in accordance with the Bankruptcy Rules and the Local Rules on not less than twenty (20) days notice. Any opposition to the motion shall be filed and served no later than five (5) days prior to the hearing. The Reorganized Debtor may continue to employ the Debtor's Professionals for the purposes for which they were

                                                     FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
employed before the Confirmation Date, and the Equity Committee may continue to employ the firms of Brooks & Raub, A Professional Corporation and Dressler & Lavigna LLP without providing an Employment Notice for their post-Confirmation employment.

         6.17 POST-CONFIRMATION COMPENSATION AND REIMBURSEMENT OF PROFESSIONALS. All professionaLs employed by the Reorganized Debtor, the Disbursing Agent (if a third party Disbursing Agent is appointed) or the Equity Committee after Confirmation, including the Debtor's Professionals, shall be entitled to payment of their post-Confirmation Date fees and reimbursement of expenses on a monthly basis, subject to the following:

         6.17.1 Each party requesting payment of such compensation shall serve a detailed statement of requested fees and expenses on the Notice Parties.

         6.17.2 Any Notice Party or other party in interest may object to any portion of the requested fees and expenses. Any objection to the payment of fees or reimbursement of expenses shall be in writing (and sufficiently detailed to allow the party whose compensation is subject to the objection an opportunity to respond, and ultimately to allow the Bankruptcy Court to rule on such objection) and served on the Notice Parties and the party whose compensation is subject to the objection. Such an objection must be served within fifteen (15)days after service of the request.

         6.17.3 If there is no objection to a parties requested fees and expenses within such fifteen (15) day period, the Responsible Person shall promptly pay the requested amount in full. If an objection to a portion of the fees or expenses requested by is timely served, the Responsible Person shall promptly pay the undisputed portion of such fees and expenses.

         6.17.4 To the extent that an objection is timely served, the Responsible Party shall reserve monies in the amount of the disputed fees and expenses pending resolution of said objection.

         6.17.5 Any objection to a request shall be resolved by either (a) written agreement between the party requesting such fees and expenses and the objecting party, or (b) resolution of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Resolution by the Bankruptcy Court shall be requested by motion filed and served in accordance with the Bankruptcy Rules and the Local Rules on not less than twenty (20) days notice. Any opposition to the motion shall be filed and served no later than five (5) days prior to the hearing.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

         6.17.6 Professionals shall not otherwise be required to file applications for Bankruptcy Court approval of post-Confirmation fees and expenses, other than with respect to requests for compensation for services pertaining to objections to claims. With respect to fees and expenses incurred by professionals in connection with objections to claims ("Claim Compensation"), such fees and expenses may be paid on an interim basis pursuant to the above procedure, provided, however, that any Claim Compensation shall be finally allowed only after notice to the Notice Parties and a hearing by the Bankruptcy Court according to the procedures for compensation of professionals by bankruptcy estates set forth in the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. Any previously paid Claim Compensation which is disallowed at such hearing shall be disgorged to the Reorganized Debtor or the Disbursing Agent, as applicable, not later than fifteen (15) days after entry of the order disallowing such amounts, and the Reorganized Debtor or the Disbursing Agent, as applicable, shall deposit such funds in the Distribution Account.

         6.18 EQUITY COMMITTEE. The Equity Committee shall continue to serve and function Following the Effective Date, with all of the duties, obligations, defenses and immunities provided by this Plan and applicable provisions of the Bankruptcy Code relating to committees in cases under chapter 11 of the Bankruptcy Code, including without limitation all of the rights and powers set forth in Sections 1102 and 1103 of the Bankruptcy Code.

         6.19     POST-CONFIRMATION REPORTS, FEES, AND FINAL DECREE.

                  6.19.1 U.S. TRUSTEE FEES. Not later than thirty (30) days after the end of each calendar quarter that ends after the Effective Date (including any fraction thereof), the Reorganized Debtor or the Disbursing Agent, as applicable shall pay to the United States Trustee the quarterly fee for such quarter until this case is converted, dismissed, or closed pursuant to a Final Decree, as required by 28 U.S.C. Section 1930(a)(6).

                  6.19.2 POST-CONFIRMATION REPORTS. Not later than thirty (30) days after the end of each calendar quarter which ends after the Effective Date, the Reorganized Debtor shall file and serve upon the Equity Committee and the United States Trustee a quarterly post-Confirmation status report in substantially the form provided by the United States Trustee. Further reports shall be filed thirty (30) days after the end of every calendar quarter thereafter until entry of a Final Decree, unless

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
otherwise ordered by the Bankruptcy Court.

                  6.19.3 FINAL DECREE. After the Bankruptcy Estate is fully administered, the Reorganized Debtor shall file an application for a Final Decree, and shall serve the application on the Notice Parties, together with a proposed Final Decree. The Notice Parties shall have twenty (20) days within which to object or otherwise comment upon the Bankruptcy Court's entry of the Final Decree.

                                   ARTICLE VII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The Debtor reserves the right to move the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code
Section 365, any and all contracts that are executory and leases that are unexpired.

         7.2 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Each contract listed on Exhibit "A" to the Plan shall be assumed by the Reorganized Debtor on the Effective Date to the extent each such contract is an executory contract.

         7.3 EFFECT OF ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. All executory contracts assumed prior to Confirmation or pursuant to the Plan shall remain in full force and effect, be unimpaired by the Plan except as specifically modified by the Plan and the Order of Confirmation, and be binding on the parties thereto.

         7.4 ADDING AND REMOVING; EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The provisions of this Article VII may be amended, with appropriate notice to those parties in interest directly affected, at any time prior to the conclusion of the hearing on Confirmation of the Plan, to add or remove executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected pursuant to the Plan.

         7.5 DEFAULTS. Unless other treatment is agreed to between the parties to each assumed contract or lease, if there has been a default in an assumed executory contract or unexpired lease other than the kind specified in
Section 365(b)(2) of the Bankruptcy Code, the Debtor shall, on or before the Effective Date, (a) cure, or provide adequate assurance that it will promptly cure, any

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                                            REORGANIZATION (Dated June 30, 2003)
such default, (b) compensate, or provide adequate assurance that it will promptly compensate, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default, and (c) provide adequate assurance of future performance under such contract or lease.

         7.6 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Without admitting the validity of any other executory contracts and unexpired leases, all executory contracts and unexpired leases of the Debtor that are not (a) assumed or rejected prior to Confirmation, (b) the subject of a pending motion to assume filed prior to Confirmation, or (c) assumed pursuant to the Plan, are hereby rejected by the Debtor as of the Effective Date. Confirmation of the Plan shall be deemed to constitute Bankruptcy Court approval of such rejection.

         7.7 REJECTION CLAIMS. Rejection Claims shall be classified as Class 3 Claims. The holder of a Rejection Claim shall file with the Bankruptcy Court, and serve on the Debtor's and Equity Committee's counsel, a Proof of Claim relative to such Rejection Claim on or before the Rejection Claims Bar Date or be forever barred from asserting any such Claim or receiving any payment or other Distribution on account of such Claim.

                                  ARTICLE VIII

                    PROOFS OF CLAIM AND INTEREST; OBJECTIONS

         8.1 TIME FOR FILING PROOFS OF CLAIM AND INTEREST. Proofs of Claim and Interest, when required, shall be filed with the Bankruptcy Court no later than the applicable Claims and Interests Bar Date or applicable Governmental Unit Claims Bar Date.

         8.2      EVIDENCE OF CLAIM OR INTEREST.

                  8.2.1 As soon as practicable after the Record Date, the Reorganized Debtor shall obtain from its transfer agent a list of all holders of record of the Debtor's common stock on the Record Date. Said list shall be conclusively presumed to be complete and accurate in all respects, and the Debtor, the Reorganized Debtor, the Equity Committee, and their professionals and the Responsible Person shall be entitled to rely on said list in connection with Distributions to be made under the Plan.

                  8.2.2 For purposes of any Distribution under the Plan, the Debtor, the Reorganize Debtor, the Disbursing Agent, and the Responsible Person shall have no obligation to recognized any

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
transfer of Claims or Interests occurring on or after the First Distribution Date or Record Date, respectively. The Debtor, the Reorganized Debtor, the Disbursing Agent, the Equity Committee, and their professionals and the Responsible Person shall be entitled to recognize and deal for all purposes with only those Creditors of record with the Bankruptcy Court as of the First Distribution Date and those stockholders of record stated on the stock records maintained by the transfer agent as of the Record Date.

         8.3 AMENDMENTS TO CLAIMS. A Claim may be amended to increase the amount or priority of such Claim prior to the Confirmation Date only as agreed upon by the Debtor and the holder of such Claim or Interest, after consultation with the Equity Committee, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. Except as otherwise provided in the Plan, after the Confirmation Date, a Claim may not be filed or amended unless the amendment is solely to decrease the amount or priority. Unless otherwise provided herein, any new or amended Claim or Interest filed after the Confirmation Date or Record Date, respectively, shall be deemed disallowed in full and expunged without any action by the Reorganized Debtor or Responsible Person.

         8.4 TIME FOR FILING OBJECTIONS. Except for any objections to allowance of Claims or Interests in Classes 7 and 8, objections to any Claim or Interest shall be filed no later than the Claims and Interests Objection Date.

         8.5 WHO MAY FILE OBJECTIONS TO CLAIMS AND INTERESTS. Any party in interest may file an objection to a Claim or Interest.

         8.6 DISPUTED CLAIMS AND INTERESTS RESOLUTION PROCEDURES. The Debtor or the Reorganized Debtor, as the case may be, shall have the primary responsibility to review Claims and Interests and resolve Disputed Claims and Disputed Interests. The Reorganized Debtor shall use the Debtor's Professionals in reviewing Claims and Interests and resolving Disputed Claims and Disputed Interests. There shall be an attorney-client privilege between the Reorganized Debtor and the Debtor's Professionals on all matters.

         8.7 DISPUTED CLAIMS AND INTERESTS RESERVE. The Reorganized Debtor or the Disbursing Agent, as applicable, shall administer the Disputed Claims and Interests Reserve. Subject to the next

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
sentence, any cash that would be distributed to the holder of a Disputed Claim (other than Class 7, Class 8 and Class 9 Claims) or Disputed Interest if it were an Allowed Claim or Allowed Interest on any Distribution Date hereunder shall be deposited on such Distribution Date in the Disputed Claims and Interests Reserve Account. On motion of any party in interest, the Bankruptcy Court shall determine what greater or lesser amount is necessary or sufficient to pay into the Disputed Claims and Interests Reserve to protect the rights of Distribution of the holder of a Disputed Claim or Disputed Interest. Not later than fifteen
(15) days after the Reorganized Debtor or the Disbursing Agent, as applicable, has notice that a Disputed Claim or Disputed Interest has been Allowed in whole or in part, the Reorganized Debtor or the Disbursing Agent, as applicable, shall Distribute the cash paid into the Disputed Claims and Interests Reserve on account of such Disputed Claim or Disputed Interest, together with any interest earned on such cash in such account, to the extent distributable with respect to the Allowed Amount thereof. To the extent that cash payments made into the Disputed Claims and Interests Reserve Account on account of a Disputed Claim or Disputed Interest exceed the cash distributable with respect to the Allowed Amount of such Claim or Interest, such excess cash shall become the property of the Reorganized Debtor and shall be added to and treated as part of the Available Cash.

         8.8 DISTRIBUTIONS. Notwithstanding any provision of the Plan specifying a date or time for payments or Distributions of consideration hereunder, payments and Distributions in respect of any Claim or Interest that at such date or time is disputed, unliquidated or contingent, shall not be made until a Final Order with respect to an objection, estimation or valuation of such Claim or Interest is entered by the Bankruptcy Court, whereupon appropriate Distributions shall be made promptly in accordance with the preceding section.

                                   ARTICLE IX

                                     DEFAULT

         In the event that the Debtor or the Reorganized Debtor shall default in the performance of any of their obligations under this Plan, and shall not have cured such default within a period of ten (10) days after receipt of written notice of default from the holder of any Allowed Claim or Allowed Interest, or other affected party, then the holder of such Allowed Claim or Allowed Interest, or other

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
affected party, may pursue such remedies as are permitted by law. The Bankruptcy Court shall have exclusive jurisdiction of any action or proceeding which alleges such breach. An event of default occurring with respect to one Claim or Interest, or other affected party, shall not be an event of default with respect to any other Claim or Interest or other affected party.

         If, after Confirmation, the Reorganized Debtor materially defaults on any obligation under the Plan, any party in interest, including without limitation the Office of the United States Trustee, may move the Bankruptcy Court for an order converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code. If such motion is granted, the Plan shall terminate, and the Chapter 7 estate shall consist of all property not administered pursuant to the Plan. Such property shall be administered by the Chapter 7 trustee as prescribed in Chapter 7 of the Bankruptcy Code. Any party in interest, including without limitation the Reorganized Debtor, may oppose any such motion.

                                    ARTICLE X

                              RESERVATION OF POWERS

         Nothing in the Plan shall be deemed to constitute a waiver of the powers of the Debtor as debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, and the Debtor shall retain after Confirmation, and the Reorganized Debtor shall retain after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules to a trustee or debtor in possession, including, without limitation, those with respect to recovery of property and objections to, and/or subordination of, Claims and Interests.

                                   ARTICLE XI

                        PRESERVATION OF CLAIMS AND RIGHTS

         Confirmation of the Plan effects no settlement, compromise, waiver or release of any claim, cause of action or claim for relief unless the Plan or Order of Confirmation specifically and unambiguously so provides. The nondisclosure or nondiscussion of any particular claim, cause of action or claim for relief is not and shall not be construed as a settlement, compromise, waiver, or release of any such claim, cause of action or claim for relief.

         The Debtor and the Reorganized Debtor reserve any and all claims and rights against any and

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
all third parties, whether such claims and rights arose before, on or after the Petition Date, the Confirmation Date, the Effective Date, the Record Date and/or any Distribution Date, including without limitation, any and all Claims, rights, causes of action and/or claims for relief that the Debtor may have against the Underwriters, Lloyd's of London, Royal Surplus Lines, TIG Insurance, Philadelphia Insurance Co., Zurich Insurance Co., North American Specialty Lines Insurance Company, XL Specialty Insurance Company, Accenture, Anjes, Inc., Best Harmony, BigMachines, Inc., Hefei Xin Hua Hai Elec., Inovex Scientific, KPMG LLP, KPMG UK, Steven and Jeanette Leahy, Motorola, Inc., SalBarker.com, SingleSourceIT.com, Inc., Optimum Technology, Skymach, SpecDex.com, TheAgzone.com, Virdisys, TLH (aka Technology Leap Holdings), and Vans. The Company believes that it has claims against all of the aforementioned parties. All claims and rights the Company may hold against its present or former officers, directors, auditors or other agents for breaches of fiduciary duty, malpractice or the like are likewise preserved, except for those claims released herein with respect to the IPO and the Shareholder Litigation Claim. Although the Company is not currently aware of any such claims, they are hereby preserved in case information becomes available evidencing any such claims or rights. The entry of the Order of Confirmation shall not constitute res judicata or otherwise bar, estop or inhibit any actions by the Debtor or Reorganized Debtor upon any claims referred to in this Article XI, or otherwise.

                                   ARTICLE XII

                                     WAIVER

         After the entry of the Order of Confirmation by the Bankruptcy Court and except as otherwise specifically set forth in the Plan, any term of the Plan may be waived only by the party or parties entitled to the benefit of the term to be waived.

                                  ARTICLE XIII

                            REQUEST FOR CONFIRMATION

         13.1 The Debtor, as proponent of the Plan, requests Confirmation of the Plan.

         13.2 In the event any impaired class shall fail to accept this Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtor requests that the Bankruptcy Court confirm the Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                   ARTICLE XIV

                            MODIFICATION OF THE PLAN

         The Debtor and Equity Committee may jointly propose amendments to or modifications of the Plan under Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 at any time prior to the conclusion of the hearing on Confirmation of the Plan. After the Confirmation Date, the Debtor and Equity Committee may jointly modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019.

                                   ARTICLE XV

                            RETENTION OF JURISDICTION

         Except for the jurisdiction and venue transferred to the District Court pursuant to Sections 5.6 and 5.7 of the Plan, the Bankruptcy Court shall retain jurisdiction of the Bankruptcy Case (a) to determine the allowance or disallowance of Claims and Interests, (b) to hear and determine proceedings initiated before or after the Confirmation Date and the Effective Date regarding the prosecution of the Company's rights, claims, causes of action or claims for relief against any party, recovery of property and subordination of Claims and Interests, (c) to fix and approve allowance of compensation and other Administrative Claims, including, if appropriate, payments to be made in connection with the Plan, (d) to adjudicate controversies arising from the terms of the Plan, (e) to hear and determine any proposed modifications of or amendments to the Plan to the extent permitted by Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, (f) to enforce or interpret the provisions of the Plan, the Order of Confirmation or any order entered by the Bankruptcy Court in the Bankruptcy Case, (8) to facilitate the Consummation of the Plan, (h) to hear and determine any claims, issues, matters and/or proceedings arising under or related to the D&O Insurance Policies, including without limitation issues related to ownership of the D&O Insurance Policies or the proceeds thereof, claims against the D&O Insurance Policies, and/or claims arising as a result of claims against the D&O Insurance Policies, (i) to consider such other matters as may be set forth in the Plan or the Order of Confirmation, and (j) to enter a Final Decree closing the Bankruptcy Case. If closed, the Bankruptcy Case may be reopened at any time to facilitate the provisions of this Article XV.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                   ARTICLE XVI

                         EFFECT OF ORDER OF CONFIRMATION

         As of the Confirmation Date, the effect of the Order of Confirmation shall be as provided in Section 1141 of the Bankruptcy Code, and as follows:

         16.1 BINDING EFFECT OF PLAN. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Debtor, any entity acquiring property under or otherwise accepting the benefits of the Plan, and every Creditor and Equity Security Holder, whether or not such Creditor or Equity Security Holder has filed a proof of Claim or Interest in the Bankruptcy Case, whether or not the Claim or Interest of such Creditor or Equity Security Holder is impaired under the Plan, and whether or not such Creditor or Equity Security Holder has accepted or rejected the Plan.

         16.2 FULL SATISFACTION OF CLAIMS AND Interests. Except as otherwise provided in the Plan and the Order of Confirmation, the rights afforded in the Plan shall constitute full and complete satisfaction and release of all Claims and Interests, including any interest accrued thereon from and after the Petition Date, against the Debtor, the Reorganized Debtor, the Bankruptcy Estate, or any assets or property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         17.1 HEADINGS. The headings contained in the Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Plan.

         17.2 SINGULAR/PLURAL. ALL references in the Plan to the singular shall be construed to include references to the plural and vice versa.

         17.3 GENDER. ALL references in the Plan to any one of the masculine, feminine or neuter genders shall be deemed to include references to both other such genders.

         17.4 EXHIBITS. ALL exhibits attached to the Plan are, by this reference, hereby incorporated into the Plan.

         17.5 NOTICES. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by first class mail, as follows:

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                  IF TO THE DEBTOR OR REORGANIZED DEBTOR:
                           CCI Liquidating Corporation
                           fka Calico Commerce, Inc.
                           Attn: James B. Weil, Chief Executive Officer
                           PMB NO. 624
                           1325 Howard Avenue
                           Burlingame, CA 9401 0

                  WITH COPIES TO:
                           John Walshe Murray, Esq.
                           Murray & Murray
                           A Professional Corporation
                           19330 Stevens Creek Boulevard
                           Cupertino, CA 95014-2526

                  IF TO THE EQUITY COMMITTEE:
                           Brian Woglom, Chair
                           Committee of Equity Security Holders of Calico Commerce, Inc.
                           KCB Services Co.
                           c/o Argo Partners
                           12 West 37th Street, 9th Floor
                           New York, NY 10018

                  WITH COPIES TO:
                           David S. Caplan, Esq.
                           Brooks & Raub
                           A Professional Corporation
                           721 Colorado Avenue: Suite 101
                           Palo Alto, CA 94303-3913

and if to a holder of an Allowed Claim or Allowed Interest, at the address prescribed by Section 6.1.6 hereof. Notices shall be deemed given when delivered or mailed. Any entity may change the address at which such entity is to receive notices under the Plan by sending written notice, pursuant to the provisions of
Section 6.1.6 if applicable, or otherwise to the entity to be charged with knowledge of such change.

         17.6 RESERVATION OF RIGHTS. Neither the filing of the Plan nor any statement or provision contained in the Plan or in the Disclosure Statement, nor the taking by any party in interest of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest, and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)
confirmed or fails to become effective, neither the Plan nor the Disclosure Statement nor any statement contained in the Plan or in the Disclosure Statement may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Bankruptcy Case involving the Debtor, except with respect to Confirmation of the Plan.

         17.7 COMPUTATION OF TIME PERIODS. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

     DATED this 30th day of June, 2003.

                                        CALICO COMMERCE, INC.,
                                        a Delaware Corporation

                                        By:/s/ James B. Weil
                                           ------------------------------------
                                           James B. Weil
                                           Chief executive Officer

                                        COMMITTEE OF EQUITY SECURITY HOLDERS OF
                                        CALICO COMMERCE, INC.

                                        By:/s/ Brian Woglom
                                           ------------------------------------
                                           Brian Woglom
                                           Chair

MURRAY & MURRAY
A Professional Corporation

By:/s/ John Walshe Murray
   ------------------------
   John Walshe Murray
   Attorney for Debtor

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

BROOKS & RAUB,
A Professional Corporation

By /s/ David S. Caplan
   ----------------------
   David S. Caplan
   Attorneys for Committee of Equity Security Holders

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                                  EXHIBIT "A"

                EXECUTORY CONTRACTS TO BE ASSUMED UNDER THE PLAN

         The following contracts, to the extent executory, shall be assumed by the Reorganized Debtor on the Effective Date: any and all directors' and officers' liability, and/or management liability insurance policies of the Debtor and its personnel, including without limitation:

         1.       Lloyd's of London - SPMI Policy No. DOM3001241;

         2.       Royal Surplus Lines Policy No. RHS607477;

         3.       TIG Insurance Policy No. XDO38002039;

         4.       Philadelphia Insurance Co. Policy No. HEX0000654;

         5.       Zurich Insurance Co. Policy No. DOC356585200;

         6.       Lloyd's of London - SPMI Policy No. DOM 3001498;

         7.       Royal Surplus Lines Policy No. HS608393;

         8.       TIG Insurance Policy No. XD038844844;

         9.       Lloyd's of London Policy No. SIS066;

         10. North American Specialty Lines Insurance Company Policy No. CDX00000l300; and

         11. XL Specialty Insurance Company Management Liability and Company Reimbursement Policy No. ELU-82750-01.

                                                 FIRST AMENDED JOINT PLAN OF
                                            REORGANIZATION (Dated June 30, 2003)

                         UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                               SAN JOSE DIVISION

In re:                                          )
                                                )
CALICO COMMERCE, INC., a Delaware               )
corporation, fka Calico Technology, Inc., a     )       Case No. 01-56101-MSJ
California corporation; fka ConnectInc.com,     )
Co., a Delaware corporation, fka Connect,       )            Chapter 11
Inc., a Delaware corporation; fka First Floor   )
Software, Inc., a California corporation;       )
                                                )
                        Debtor.                 )
                                                )
Employer's Tax ID No. 77-0373344                )

         RECOMMENDATION OF BANKRUPTCY COURT TO DISTRICT COURT RE LIMITED
          WITHDRAWAL OF REFERENCE PURSUANT TO 28 U.S.C. SECTION 157(D)

TO: THE UNITED STATES DISTRICT COURT FOR THE NORTHERN OF CALIFORNIA, SAN JOSE

DIVISION:

         COMES NOW the Honorable Marilyn Morgan, Judge of the United States Bankruptcy Court for the Northern District of California, San Jose Division, who hereby recommends a limited withdrawal of the reference of 28 U.S.C. Section 157(a) in this case, as follows:

                                       I.

                                    RECITALS

         1. On December 14, 2001, Calico Commerce, Inc., the debtor and debtor in possession the ("Debtor") in the above-captioned bankruptcy case (the "Bankruptcy Case") commenced the Bankruptcy Case with the filing of its Voluntary Petition Under Chapter 11 of the Bankruptcy Code.

         2. On April 4, 2002, certain plaintiffs in those certain cases consolidated as In re Calico Commerce, Inc. Initial Public Offering Securities Litigation, Civ. No. 01-2601 (SAS) (S.D.N.Y.), related to In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS)

                                  RECOMMENDATION OF BANKRUPTCY COURT TO DISTRICT
                                     COURT RE LIMITED WITHDRAWAL OF REFERENCE
                                         PURSUANT TO 28 U.S.C. SECTION 157(D)

                                   EXHIBIT B

(S.D.N.Y.) (the "Securities Action") pending before the United States District Court for the Southern District of New York filed a claim (the "Shareholder Litigation Claim") in the Bankruptcy Case in a sum "in excess of $62,000,000.00."

         3. Since the commencement of the Bankruptcy Case, certain current and former officers and directors of the Debtor filed claims (the "Officers' and Directors' Indemnification Claims") in the Bankruptcy Case based on their rights of indemnification by the Debtor relative to the Securities Action.

         4. On June 30, 2003, the Debtor and the Committee of Equity Securities Holders appointed in the Bankruptcy Case filed their FIRST AMENDED JOINT PLAN OF REORGANIZATION (Dated June 30, 2003) (the "Plan").

         5. The Plan provides for the transfer of jurisdiction and venue over the allowance of the Shareholder Litigation Claim (including without limitation all determinations whether such claim may be certified as a class claim) and the Officers' and Directors' Indemnification Claims (including without limitation jurisdiction to adjudicate the liability of the holders of the Officers' and Directors' Indemnification Claims to the holders of the Shareholder Litigation Claim), and all matters related thereto, to the United States District Court for the Southern District of New York in which the Securities Action is pending.

         6. The holders of the Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims submitted ballots accepting the Plan.

         7. On August 14, 2003, this Court entered its ORDER CONFIRMING FIRST AMENDED JOINT PLAN OF REORGANIZATION (Dated June 30, 2003).

                                       I.

 RECOMMENDATION RE LIMITED WITHDRAWAL OF REFERENCE OF 28 U.S.C. SECTION 157(A)

         To facilitate consummation of the Plan, this Court recommends, pursuant to 28 U.S.C. Section 157(d) and Civil L.R. 5011-2 (b), that the District Court withdraw the reference of 28 U.S.C. Section 157 (a) relative to the allowance of the Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims, and all matters related thereto, only; and thereafter transfer jurisdiction and venue over such matters to the United States District Court for the Southern District of New

                                  RECOMMENDATION OF BANKRUPTCY COURT TO DISTRICT
                                     COURT RE LIMITED WITHDRAWAL OF REFERENCE
                                       PURSUANT TO 28 U.S.C. SECTION 157(D)

York in which the Securities Action is pending.

         This Court further recommends, however, that the reference not be withdrawn as to the identification of the sources from which any payment or other distribution might be made on any Allowed Shareholder Litigation Claim and/or Officers' and Directors' Indemnification Claim, but that the treatment set forth in the Plan (that any such allowed claims be payable only from the Litigation Trust and/or the Officers' and Directors' Insurance Policies, as defined in the Plan) shall remain binding on the parties subject to the jurisdiction of this court at the moment notwithstanding any limited withdrawal of the reference and/or transfer of venue.

Dated:________________                          ________________________________
                                                MARILYN MORGAN
                                                UNITED STATES BANKRUPTCY JUDGE

                                  RECOMMENDATION OF BANKRUPTCY COURT TO DISTRICT
                                     COURT RE LIMITED WITHDRAWAL OF REFERENCE
                                       PURSUANT TO 28 U.S.C. SECTION 157(D)